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                                                               Exhibit (3)(a)(3)

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                            CERTIFICATE OF AMENDMENT

                                     OF THE

                          CERTIFICATE OF INCORPORATION

                                       OF

                        PRICE COMMUNICATIONS CORPORATION

                UNDER SECTION 805 OF THE BUSINESS CORPORATION LAW

                               -------------------



                 It is hereby certified that:

                 1. The name of the Corporation is Price Communications Corporation.

                 2. The Certificate of Incorporation of the Corporation was filed by the Department of State on August 1, 1979.

                 3. The amendments of the Corporation's Certificate of Incorporation effected hereby are as follows:

                      (a) to provide for a Board of Directors consisting of not less than five and not more than ten Directors, with the actual number of Directors being set from time to time by resolution of the Board, and to delete provisions relating to the classification of the Board of Directors which have expired in accordance with their terms.

                      (b) to provide that Directors may be removed only for cause; and
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                      (c) to provide that the written request of the holders of
a majority of the outstanding shares of the Corporation's Common Stock is necessary for the calling by shareholders of a special meeting of shareholders.

                 4. To accomplish the amendments described in paragraphs 3(a) and 3(b) above, Article NINTH of the Corporation's Certificate of Incorporation is hereby amended to delete the first two paragraphs thereof in their entirety and replace them with the following paragraph:

                      The number of directors constituting the entire Board of
                 Directors of the Corporation shall be not less than five (5) and not more than ten (10), with the actual number of Directors being set from time to time by resolution of the Board. Election of directors need not be by ballot unless the By-laws so provide. Each director shall hold office until the next annual meeting of shareholders and the election and qualification of his or her successor. Directors may be removed by vote of the shareholders for cause; provided, however, that during the period from the Effective Date through the third anniversary of the Effective Time (hereinafter referred to as the "Restricted Period"), any such removal shall require the affirmative vote of the holders of at least 80% of the outstanding shares of Common Stock.

                 5. To accomplish the amendment described in paragraph 3(b) thereof, Article EIGHTH of the Corporation's Articles of Incorporation is hereby amended to read in its entirety as follows:

                      A special meeting of the shareholders may be called only
                 by (i) the Board of Directors or (ii) upon the written request of the holders of a majority of the outstanding shares of Common Stock.

                 6. The foregoing amendments of the Corporation's Certificate of Incorporation were authorized by vote of the Board of Directors of the Corporation at a meeting thereof followed by the vote of the holders of at least a majority of all of the outstanding shares of the Corporation's capital stock entitled to vote on said amendment.




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                 IN WITNESS WHEREOF, we have signed this Certificate of
Amendment on the 20th day of December, 1995, and we affirm the statements contained therein as true under penalties of perjury.

                                 /s/ Robert Price
                                 -------------------------------------
                                 Robert Price, President and Chief
                                   Executive Officer

                                 /s/ Kim I. Pressman
                                 -------------------------------------
                                 Kim I. Pressman, Executive Vice
                                   President and Secretary


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